                                                                 EXHIBIT 4(d)(3)


                             FORBEARANCE AGREEMENT
                             ---------------------

         This FORBEARANCE AGREEMENT (this "Agreement") is made and entered into on December 28, 1999, by and among TEXFI INDUSTRIES, INC. ("Borrower"), THE CIT GROUP/COMMERCIAL SERVICES, INC. ("CIT"), BANKBOSTON, N.A. ("BankBoston"; collectively with CIT, the "Revolving Lenders"), and BANKBOSTON, N.A., in its capacity as administrative and collateral agent for the Revolving Lenders (together with its successors in such capacity, "Agent;" collectively, with CIT and BankBoston, the "Creditors").

                                   Recitals
                                   --------

         As of the opening of business on the date hereof, Borrower is indebted to Revolving Lenders in the approximate aggregate principal amount of $16,935,000 (hereinafter, together with all interest, attorneys' fees and other expenses heretofore or hereafter accruing or chargeable to Borrower, the "Revolver Obligations") under that certain Loan and Security Agreement dated as of August 28, 1998, among Borrower, Revolving Lenders and Agent (as at any time amended, the "Revolving Loan Agreement").

         As security for the payment of all Revolver Obligations, Borrower granted to Agent, pursuant to the Revolving Loan Agreement and related documents (collectively, "Revolving Loan Documents"), security interests in and liens upon all of Borrower's accounts, inventory, general intangibles, chattel paper, documents, and instruments and related books and records (together with the proceeds thereof, the "Working Capital Collateral") and all of Borrower's real property (including all improvements thereto) and equipment (together with the proceeds thereof, the "Fixed Asset Collateral"; the Working Capital Collateral and the Fixed Asset Collateral being referred to as the "Collateral").

         Borrower and CIT are parties to a factoring agreement (as at any time amended, the "Factoring Agreement"). Pursuant to the Factoring Agreement, CIT, as a factor (in such capacity, the "Factor") has from time to time purchased or otherwise assumed the credit risk with respect to certain of Borrower's accounts. The liens and security interests granted in favor of Agent with respect to the Collateral also secure certain "ledger debt" of Borrower to CIT (together with Borrower's obligations to CIT under the Factoring Agreement, the "Factor Obligations").

         Events of Default under (and as defined in) the Revolving Loan Agreement have occurred and are continuing by reason of Borrower's failure to comply with or default in its obligations under or covenants in Sections 9.6,
10.1 and 11.1 and by reason of the occurrence of events or conditions described in paragraphs (b), (d), (e), (f) and (l) of Section 12.1 of the Revolving Loan Agreement (the "Revolving Loan Defaults"). The foregoing Revolving Loan Defaults together with any defaults that may exist on the date hereof under the Factoring Agreement are referred to hereinafter as the "Stipulated Defaults."

         Borrower, Revolving Lenders, Agent, Factor, Leasing (as defined below), and Back Bay (as defined below) are parties to that certain Forbearance Agreement dated as of February 25, 1999 (as at any time amended, the "Prior Forbearance Agreement"), and the forbearance period agreed to by the parties pursuant to the Prior Forbearance Agreement has expired.

         Borrower has requested that Creditors forbear, and each Creditor has agreed to forebear, for a specified period from exercising the various rights and remedies available to them by reason of any Stipulated Default in order to afford Borrower an opportunity to reorganize its affairs and to pay the indebtedness owing to Creditors.

         Borrower desires that Revolving Lenders continue, during the period of such forbearance, to make loans to Borrower pursuant to the Revolving Loan Agreement and that Factor continue, during the period of such forbearance, to factor Borrower's receivables pursuant to the Factoring Agreement.

         NOW, THEREFORE, for TEN DOLLARS ($10.00) in hand paid and in consideration of the premises and the mutual covenants herein contained, the parties hereto, intending to be legally bound hereby, agree as follows:

1.               Definitions; Rules of Construction.
                 ----------------------------------

(a) Capitalized terms used in this Agreement, unless otherwise defined, shall have the meaning ascribed to them in the Revolving Loan Agreement. In addition to the terms defined elsewhere in this Agreement, the following terms shall have the meaning ascribed to them (terms defined in the singular to have the same meaning when used in the plural and vice versa):

                  "1990 Debentures" shall mean the Subordinated Extendible
                   ---------------
         Debentures, 11%, due April 1, 2000, issued pursuant to that certain Indenture dated as of April 12, 1990, between Borrower, State Street Bank and Trust Company, as Trustee and First Union National Bank, as paying agent.

                  "1993 Debentures" shall mean the Senior Subordinated
                   ---------------
         Debentures, 8.75%, due August 1, 1999, issued pursuant to that certain Indenture dated as of September 8, 1993, between Borrower and Norwest Bank Minnesota, National Association, as successor trustee, as amended by the First Supplemental Indenture dated as of March 10, 1995, the Second Supplemental Indenture, dated as of March 15, 1996 and the Third Supplemental Indenture dated as of August 28, 1998.

                  "Amended Assignment" shall mean the Amended and Restated
                   ------------------
         Assignment of Factoring Proceeds Agreement to be entered into among Agent, Factor and Borrower, in form and substance mutually acceptable to the parties thereto.

                  "Back Bay" shall mean Back Bay Capital Funding, LLC (formerly
                   --------
         known as Back Bay Capital, LLC), a Delaware limited liability company.

                  "Back Bay Forbearance Agreement" shall mean that certain
                   ------------------------------
         Forbearance Agreement between Back Bay and Borrower to be dated on or about the date hereof.

                  "Back Bay Liquidation Notice" shall have the meaning ascribed
                   ---------------------------
         to it in the Intercreditor Agreement.

                  "Back Bay Termination Event" shall have the meaning ascribed
                   --------------------------
         to it in the Back Bay Forbearance Agreement.

                  "Collateral" shall mean all of the property and interests in
                   ----------
         property of Borrower that now or hereafter secure the payment and performance of any of the Obligations.

                  "Credit Documents" shall mean the Factoring Agreement and the
                   ----------------
         Revolving Loan Documents and all other instruments and agreements at any time executed in favor of a Creditor in connection therewith, including the Amended Assignment.

                  "Default Rate" shall mean any higher rate of interest or other
                   ------------
         charges that a Creditor is entitled to charge Borrower on account of the existence of any default or event of default under any of the Credit Documents.

                  "Forbearance Conditions" shall mean the conditions to
                   ----------------------
         forbearance set forth in Section 4 of this Agreement.

                  "Forbearance Period" shall mean the period commencing on the
                   ------------------
         date of this Agreement and ending at 5:00 p.m. on the close of business on April 30, 2000, unless extended in writing by Creditors in their sole and absolute discretion.

                  "Forbearance Termination Date" shall mean the sooner to occur
                   ----------------------------
         of (a) 5:01 p.m. on the last day of the Forbearance Period or (b) the date on which Creditors' agreement to forbear terminates as provided in
         Section 6 of this Agreement.

                  "Governmental Authority" shall mean any federal, state,
                   ----------------------
         municipal, national, foreign or other governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the District of Columbia or a foreign entity or government.

                  "Insolvency Proceeding" shall mean any action, case or
                   ---------------------
         proceeding commenced by or against a Person, or any agreement of such Person, for (a) the entry of an order for relief under any chapter of the Bankruptcy Code or other insolvency or debt adjustment law (whether state, federal or foreign); (b) the appointment of a receiver, trustee, liquidator or other custodial for such Person or any part of its Property; (c) an assignment or trust mortgage for the benefit of creditors of such Person; or (d) the liquidation, dissolution or winding up of the affairs of such Person.

                  "Intercreditor Agreement" shall mean that certain
                   -----------------------
         Intercreditor Agreement dated August 28, 1998, between Agent and Back Bay.

                  "Junior Participant" shall mean a Person reasonably acceptable
                   ------------------
         to Agent and Revolving Lenders who agrees to purchase junior participation interests in the Revolving Credit Loans pursuant to the Junior Participation Agreement.

                  "Junior Participation Agreement" shall mean a Junior
                   ------------------------------
         Participation Agreement to be entered into by and among Junior Participant, Agent and Revolving Lenders, in form and substance acceptable to Agent and Revolving Lenders in their sole discretion, pursuant to which Junior Participant shall purchase from Revolving Lenders aggregate junior participation interests totaling $2,500,000 in the Revolving Credit Loans.

                  "Leasing" shall mean BancBoston Leasing Inc.
                   -------

                  "Material Action" shall mean any of the following actions
                   ---------------
         taken by any creditor of Borrower (including a trade creditor, Back Bay, any holder of Subordinated Debt, Leasing or any other equipment lessor) to collect any indebtedness or other obligations owed by Borrower to such creditor: (1) obtaining a judgment against Borrower in excess of $75,000; (2) commencing enforcement proceedings upon any judgment or order; (3) attaching, garnishing, reclaiming, repossessing, foreclosing or liquidating any material part of Borrower's property; or
         (4)
         challenging the validity, perfection or priority of any Liens of any Creditor on any Collateral securing any of the Obligations or the validity or enforceability of this Agreement or any of the other Credit Documents.

                  "MAIL" shall mean Moore Assets International Limited
                   ----
         (Registration No. 84998B), a company organized under the International
          Business Companies Act of the Commonwealth of the Bahamas.

                  "MAIL Loan" shall mean that certain $1,500,000 unsecured loan
                   ---------
         made by MAIL to Borrower and evidenced by that certain Subordinated Note dated February 26, 1999, payable by Borrower to the order of MAIL in the original principal amount of $1,500,000.

                  "Obligations" shall mean, collectively, the Revolving Loan
                   -----------
         Obligations and the Factor Obligations.

                  "Payroll Taxes" shall mean all taxes and deposits required to
                   -------------
         be paid or withheld from the wages or salaries of Borrower's employees.

                  "Projections" shall mean the financial projections prepared by
                   -----------
         Borrower dated December 3, 1999 which show the Borrower's projected cash availability from the period from November 1999 through May 2000, a copy of which is attached hereto as Exhibit A.

                  "Revolving Loan Obligations" shall mean the "Secured
                   --------------------------
         Obligations" under (and as defined in) the Revolving Loan Agreement.

                  "Subordinated Debt" shall mean the indebtedness of Borrower
                   -----------------
         outstanding under the 1990 Debentures, the 1993 Debentures and the MAIL Loan.

(b) The terms "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding." The section titles appear as a matter of convenience only and shall not affect the interpretation of this Agreement. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations; to any agreement shall include any and all modifications thereto and any and all restatements, extensions or renewals thereof; to any Person shall mean and include the successors and permitted assigns of such Person; to "including" and "include" shall be understood to mean "including, without limitation" (and, for purposes of this Agreement, the parties agree that the rule of ejusdem generis shall not be applicable to limit a general statement, which is followed by or referable to an enumeration of specific matters to matters similar to the matters specifically mentioned); and to the time of day shall mean the time of day on the day in question in Atlanta, Georgia, unless otherwise expressly provided in this Agreement. This Agreement and all documents, instruments and agreements incidental hereto have been prepared with the assistance of Creditors and Borrower and with the aid and assistance of their respective counsel, and, accordingly, this Agreement and all documents, instruments and agreements incidental hereto shall be deemed to have been drafted by Creditors and Borrower and shall not be construed against any party hereto.

2.                  Acknowledgments and Stipulations by Borrower. Borrower
                    --------------------------------------------
acknowledges, stipulates and agrees that (a) each of the recitals contained at the beginning of this Agreement are true and correct, and (b) prior to executing this Agreement, Borrower consulted with and had the benefit of advice of legal counsel of its own selection and has relied upon the advice of such counsel, and in no part upon any representation of any Creditor concerning the legal effects of this Agreement or any provision hereof.

3.                  Agreement to Forbear. Subject to the satisfaction of the
                    --------------------
conditions precedent set forth in Section 5 of this Agreement and if and for so long as each of the Forbearance Conditions is satisfied, each Creditor agrees that during the Forbearance Period it will not, solely by reason of the existence on this date of any of the Stipulated Defaults, (a) exercise any default remedy available to such Creditor under any of the Credit Documents or Applicable Law to enforce collection from Borrower of any of the Obligations owing to such Creditor or to foreclose any security interest of such Creditor in any of the Collateral or (b) charge any Default Rate with respect to the principal balance of any of the Obligations owing to such Creditor. Neither this Agreement nor any Creditor's forbearance hereunder shall be deemed to be a waiver of or a consent to any Stipulated Default or any other default or event of default now or hereafter occurring under any of the Credit Documents. Nothing in this Agreement shall be construed to alter the demand nature of any portion of the Obligations payable on demand under the terms of any of the Credit Documents.

4.                  Conditions to Forbearance. The following conditions shall
                    -------------------------
constitute Forbearance Conditions, the timely satisfaction of each and every one of which during the Forbearance Period shall be a condition to the agreement of Creditors to forbear as set forth in Section 3 of this Agreement:

(a) Borrower duly and punctually observes, performs and discharges each and every obligation and covenant on its part to be performed under this Agreement;

(b) No representation or warranty made by Borrower in this Agreement proves to have been false or misleading in any material respect;

(c) Borrower timely deducts from the wages of its employees and makes timely and proper deposits for all Payroll Taxes as the same became due and payable, and provides Creditors with proof of all deposits for Payroll Taxes if, and when, requested to do so by any Creditor;

(d) No payments are made by Borrower on or after the date of this Agreement to any Affiliate of Borrower or in respect of principal or interest on any Subordinated Debt to the extent the holders of such Subordinated Debt have contractually agreed not to accept such payment when any of the Stipulated Defaults exist;

(e) Junior Participant purchases an aggregate of $2,500,000 in junior participations in the Revolving Credit Loans from the Revolving Lenders in five (5) installments of $500,000 each on January 15, 2000, February 15, 2000, March 15, 2000, March 31, 2000, and April 15, 2000;

(f) Borrower does not amend, modify or otherwise change any of the terms or provisions of the Back Bay Forbearance Agreement as in effect on the date hereof without the prior written consent of all Creditors;

(g) No Person to whom Borrower is indebted for money borrowed (including the holders of the Subordinated Debt or Back Bay, but excluding NationsBank Leasing with respect to its equipment leases with Borrower) hereafter accelerates the maturity or demands payment of such indebtedness, in whole or in part;

(h) No Insolvency Proceeding is commenced by or against Borrower;

(i)                 No Person institutes a Material Action against Borrower;

(j)                 No Back Bay Termination Event occurs;

(k) Back Bay does not issue a Back Bay Liquidation Notice on or after the date hereof;

(l) On or before 2:00 p.m. on Tuesday of each week, Borrower provides Agent with a report comparing the Projections to Borrower's actual cash availability for the preceding week and delineating all variances from the Projections;

(m) No default or event of default (other than the Stipulated Defaults) occurs or exists under any of the Credit Documents; and

(n) Borrower factors all of its Receivables, other than House Receivables, with one or more factors.

5.                  Conditions Precedent. The effectiveness of Creditors'
                    --------------------
agreement to forbear contained in Section 3 hereof is subject to the satisfaction of each of the following conditions precedent, in form and substance satisfactory to Creditors, unless satisfaction thereof is specifically waived in writing by each Creditor: (a) Agent shall have received, for the ratable benefit of the Revolving Lenders, a forbearance fee of $50,000; (b) Borrower and Back Bay shall have entered into the Back Bay Forbearance Agreement (to be in form and substance satisfactory to Creditors in their sole discretion) and all conditions precedent to the effectiveness of such Back Bay Forbearance Agreement shall have been satisfied; (c) Borrower, Agent and Lenders shall have entered into a Fourth Amendment to Loan and Security Agreement, in form and substance acceptable to each of the Creditors in their sole discretion; (d) Agent, Factor and Borrower shall have entered into the Amended Assignment; (e) Back Bay and Agent shall have entered into the First Amendment to Intercreditor Agreement, in form and substance acceptable to each of the Creditors in their sole discretion; and (f) Back Bay shall have either dismissed its pending lawsuit against Borrower or continued the hearing thereon to a date after January 20, 2000.

6.                  Termination of Forbearance. If any one or more of the
                    --------------------------
Forbearance Conditions is not satisfied or ceases to be satisfied, Creditors' agreement to forbear as set forth in Section 3 of this Agreement shall, without further notice to or demand upon Borrower, terminate. On and after the Forbearance Termination Date, each Creditor shall be authorized at any time, without further notice to or demand upon Borrower or any other Person, to enforce all of its remedies under the Credit Documents to which it is a party and Applicable Law.

7.                  Continued Financing of Borrower.
                    -------------------------------

(a) Notwithstanding the existence of the Stipulated Defaults, Revolving Lenders will continue during the Forbearance Period to honor requests by Borrower for Revolving Credit Loans pursuant to the Revolving Loan Agreement, subject, however, to all of the terms, conditions and covenants in the Revolving Loan Agreement and subject to the continued satisfaction of each of the Forbearance Conditions. In no event shall the Revolving Lenders' funding of any Revolving Credit Loans be deemed a waiver of any of the Stipulated Defaults or any other default or event of default that may occur or exist under the Revolving Loan Documents. If the unpaid balance of Revolving Credit Loans outstanding at any time should exceed the Borrowing Base at such time, all such Revolving Credit Loans shall nevertheless constitute Revolving Loan Obligations owing to the Revolving Lenders that are secured by the Collateral and entitled to all of the benefits thereof.

(b) Notwithstanding the existence of the Stipulated Defaults, CIT will continue during the Forbearance Period to factor Borrower's Receivables pursuant to and subject to all the terms of the Factoring Agreement, but in no event shall the CIT's continued factoring of Receivables be deemed a waiver of any of the Stipulated Defaults or any other default or event of default that may occur or exist under the Factoring Agreement. Nothing in this Agreement or the Credit Documents is intended to be or shall be deemed to be a waiver by CIT of any of its rights, powers or remedies with respect to that portion of the Factor Obligations constituting "ledger debt" of Borrower.

8.                  Representations and Warranties of Borrower. Borrower
                    ------------------------------------------
represents and warrants to Creditors, as an inducement to Creditors' entering into this Agreement, that (a) no default or event of default exists under the Credit Documents, except for Stipulated Defaults that are in existence on the date hereof; (b) subject to the existence of the Stipulated Defaults, the representations and warranties of Borrower contained in the Credit Documents were true and correct in all material respects when made and continue to be true and correct in all material respects on the date hereof; (c) the execution, delivery and performance by Borrower of this Agreement and the consummation of the transactions contemplated hereby are within the corporate power of Borrower and have been duly authorized by all necessary corporate action on the part of Borrower, do not require any approval or consent, or filing with, any Governmental Authority, do not violate any provisions of any Applicable Law or any provision of any order, writ, judgment, injunction, decree, determination or award presently in effect in which Borrower is named or any provision of the organization documents of Borrower and do not result in a breach of or constitute a default under any agreement or instrument to which Borrower is a party or by which it or any of its properties are bound; (d) this Agreement constitutes the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms; (e) all Payroll Taxes required to be withheld from the wages of Borrower's employees have been paid or deposited when due; (f) Borrower is entering into this Agreement freely and voluntarily with the advice of legal counsel of his or its own choosing; (g) Borrower has freely and voluntarily agreed to the releases, waivers and undertakings set forth in this Agreement; and (h) the Projections contain Borrower's best, good faith determination of its projected cash availability for the period represented in the Projections.

9.                  Reimbursement of Expenses. Notwithstanding anything to the
                    -------------------------
contrary contained in any of the Credit Documents, Borrower shall have no obligation to reimburse any Creditor for the costs of any appraisal of Collateral procured by such Creditor after the date hereof but prior to the Forbearance Termination Date, and Borrower's liability to reimburse Creditors for the costs of any field audit or examination conducted after the date hereof but prior to the Forbearance Termination Date shall be limited to the amount of costs, fees and other expenses reasonably incurred by Creditors in the conduct of such field audit or examination. Borrower agrees to reimburse Creditors for all costs, including reasonable legal fees, incurred by Creditors in connection with the reviewing, preparing, drafting, negotiation and closing of this Agreement, the Junior Participation Agreement, the amendment to the Revolving Loan Agreement, the review of the Back Bay Forbearance Agreement and related documents, the review of the amendment to the Intercreditor Agreement, the review and preparation of the Amended and Restated Assignment of Factoring Proceeds and Intercreditor Agreement, and the transactions contemplated by the foregoing documents. Except as expressly provided by the first sentence of this
Section 9, nothing herein shall be deemed to limit, amend or waive any of the provisions of the Revolving Loan Agreement (including Section 15.2 thereof) or any of the other Credit Documents relating to the payment of or reimbursement by Borrower of fees and expenses of any Creditor.

10.                 Reaffirmation of Obligations. Borrower hereby ratifies and
                    ----------------------------
reaffirms each of the Credit Documents and all of its obligations and liabilities thereunder.

11.                 Relationship of Parties; No Third Party Beneficiaries.
                    -----------------------------------------------------
Nothing in this Agreement shall be construed to alter the existing debtor-creditor relationship between Borrower and Creditors. This Agreement is not intended, nor shall it be construed, to create a partnership or joint venture relationship between or among any of the parties hereto. No Person other than a party hereto is intended to be a beneficiary hereof and no Person other than a party hereto shall be authorized to rely upon or enforce the contents of this Agreement. Nothing in this Agreement shall be construed to amend, modify or alter in any way any of the terms or provisions of or agreements set forth in the Prior Forbearance Agreement.

12.                 Time of Essence. Time is of the essence of this Agreement
                    ---------------
and all documents, instruments and agreements incidental hereto.

13.                 Entire Agreement; Modification of Agreement. This Agreement
                    -------------------------------------------
and the other Credit Documents constitute the entire understanding of the parties with respect to the subject matter hereof and thereof. This Agreement may not be modified, altered or amended except by agreement in writing signed by all the parties hereto.

14.                 Governing Law. This Agreement shall be governed by and
                    -------------
construed in accordance with the internal laws of the State of Georgia.

15.                 Non-Waiver of Default. Neither this Agreement, any
                    ---------------------
Creditor's forbearance hereunder nor any Creditor's continued making of loans or other extensions of credit at any time to Borrower in accordance with this Agreement and the Credit Documents shall be deemed a waiver of or consent to the Stipulated Defaults or any of other default or event of default. Borrower agrees that the Stipulated Defaults and any other such defaults or events of default shall not be deemed to have been waived, released or cured by virtue of such loans or other extensions of credit at any time extended to Borrower, Creditors' agreement to forbear pursuant to the terms of this Agreement or the execution of this Agreement.

16.                 No Novation, etc. This Agreement is not intended to be, nor
                    ----------------
shall it be construed to create, a novation or accord and satisfaction and each of the Credit Documents shall remain in full force and effect. Notwithstanding any prior mutual temporary disregard of any of the terms of any of the Credit Documents, each of the Creditors party hereto agree with Borrower that the terms of each of the Credit Documents shall be strictly adhered to on and after the date hereof, except as expressly modified by this Agreement.

17.                 Counterparts; Waivers of Notice of Acceptance. This
                    ---------------------------------------------
Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall constitute an original, but all of which taken together shall be one and the same instrument. In proving this Agreement or any of the Credit Documents, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

18.                 Waiver of Jury Trial. To the fullest extent permitted by
                    --------------------
Applicable Law, the parties hereto each hereby waives the right to trial by jury in any action, suit or proceeding arising out of or related to this Agreement or any Credit Document.


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered on the date first written above.

ATTEST:                                     TEXFI INDUSTRIES, INC.
                                            ("Borrower")

/s/ Andrew J. Parise, Jr.                   By: /s/ Robert P. Ambrosini
------------------------------------
 Name:  Andrew J. Parise, Jr.                  Name:  Robert P. Ambrosini
 Title: Chairman, CEO & COO                    Title: EVP & CFO

        [CORPORATE SEAL]

                                            THE CIT GROUP/COMMERCIAL
                                            SERVICES, INC., in its capacity as a
                                            Revolving Lender and as Factor

                                            By: /s/ Grover P. Reinle
                                               Name: Grover P. Reinle
                                               Title: SVP

                                            BANKBOSTON, N.A., in its capacity
                                            as a Revolving Lender and as Agent

                                            By: /s/ John W. Getz
                                               Name: John W. Getz
                                               Title: Authorized Officer